
<ARTICLE> 5

<LEGEND>

This schedule contains summary information extracted from the condensed consolidated balance sheet at June 30, 1998, and the condensed consolidated statements of income for the 3 months ended June 30, 1998 and 1997. Both are qualified in their entirety by reference to such.
</LEGEND>


<PERIOD-TYPE>                      3-MOS         3-MOS
<FISCAL-YEAR-END>            MAR-31-1999   MAR-31-1998
<PERIOD-END>                 JUN-30-1998   JUN-30-1997
<CASH>                            40,967             0
<SECURITIES>                           0             0
<RECEIVABLES>                 35,013,135             0
<ALLOWANCES>                   7,079,194             0
<INVENTORY>                            0             0
<CURRENT-ASSETS>                       0             0
<PP&E>                           626,304             0
<DEPRECIATION>                   418,248             0
<TOTAL-ASSETS>                36,696,060             0
<CURRENT-LIABILITIES>         29,460,009             0
<BONDS>                                0             0
<PREFERRED-MANDATORY>                  0             0
<PREFERRED>                            0             0
<COMMON>                       3,740,069             0
<OTHER-SE>                     3,495,982             0
<TOTAL-LIABILITY-AND-EQUITY>  36,696,060             0
<SALES>                          109,793       109,481
<TOTAL-REVENUES>               2,187,880     1,801,289
<CGS>                             22,701        21,377
<TOTAL-COSTS>                    928,721       766,805
<OTHER-EXPENSES>                  25,451        25,500
<LOSS-PROVISION>                 184,457       132,322
<INTEREST-EXPENSE>               603,063       499,234
<INCOME-PRETAX>                  423,487       356,051
<INCOME-TAX>                     163,263       139,505
<INCOME-CONTINUING>              260,224       216,546
<DISCONTINUED>                         0             0
<EXTRAORDINARY>                        0             0
<CHANGES>                              0             0
<NET-INCOME>                     260,224       216,546
<EPS-PRIMARY>                        .11           .09
<EPS-DILUTED>                        .11           .09


<F1> Receivables are presented net of unearned finance charges, non-refundable dealer reserve and allowance for doubtful accounts.

<F2> Allowances are total reserves for credit losses, comprised of non-refundable dealer reserve and allowances for doubtful accounts.



